EXHIBIT 5.1

Legal Opinion of Clark, Wilson

CLARK, WILSON                                                                     Barristers & Solicitors

BC's Law Firm for Business                                                             Patent & Trade-Mark Agents
800-885 W Georgia Street
Vancouver, BC  V6C 3H1
Tel.      604.687.5700

                                                                                                             Fax     604.687.6314

February 8, 2005

Bingo.com, Inc.

Suite 1405, 1166 Alberni Street

Vancouver, BC

Canada  V6E 3Z3

Attention:       Tarrnie Williams,

                        President and CEO

Dear Sir:

Re:      Opinion Regarding common stock of Bingo.com, Inc.

            Registered on Form S-4as amended and dated February 8, 2005

                        We have acted as counsel for Bingo.com, Inc. (the "Corporation") in connection with the filing,  of a registration statement on Form S-4 as amended and dated February 8, 2005, (the "Registration Statement") under the Securities Act of 1933, as amended, of 24,399,086 shares of the Corporation's common stock to be registered as shares of Bingo.com Limited., an Anguilla, B.W.I. corporation, in connection with the proposed continuance of the Corporation from the State of Florida, into Anguilla, B.W.I. (the "Continuance") and the subsequent proposed merger of the Corporation with Bingo.com Limited as set out in the Registration Statement.

                        We have examined originals or copies, certified or identified to our satisfaction, of the constating documents of the Corporation and of such corporate records of the Corporation, certificates of public officials, officers of the Corporation and such other documents and have considered such questions of law and made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.  In particular, as to various questions of fact, we have relied upon a certificate (the "Certificate") of the President of the Corporation, dated January 17, 2005, relating to certain factual matters of the Corporation and the common stock of the Corporation.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles thereof.

WWW.CWILSON.COM

                        In expressing the opinion set forth in paragraph 1 below, insofar as such opinion relates to the number of issued and outstanding shares of the Corporation on January 17, 2005, we have relied exclusively and without independent investigation upon a letter from Interwest Transfer Co. Inc. (the "Transfer Agent") dated January 17, 2005.  In expressing the opinion set forth in paragraph 2 below, insofar as such opinion relates to such shares being duly issued, fully-paid and non-assessable, we have relied exclusively on the Certificate.

                        Based on and subject to the foregoing we are of the opinion that as of February 8, 2005:

1. The authorized capital of the Corporation consists of 50,000,000 common shares of which 24,399,086 are issued and outstanding; and

2. The 24,399,086 issued and outstanding shares will be duly issued, fully paid and non-assessable as at the effective date of the Continuance and Merger.  This is the same number of issued shares as indicated by the records of the Transfer Agent.

                        We have attorneys admitted to practice in California, Florida, New York, Washington, Virginia and the District of Columbia.  We are generally familiar with the Business Corporation Act of the State of Florida ("Florida Law") as presently in effect and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Florida corporation.  This opinion letter is limited to the current federal laws of the United States and, to the limited extent set forth above, the Florida Law, as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.  We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

                        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters."

Yours truly,

"Clark, Wilson"